UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55204 (Commission File Number)	80-0884134 (IRS Employer Identification Number)

330 Townsend Street, Suite 234
San Francisco, CA 94107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 592-5950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 18, 2014, Fantex, Inc., a Delaware corporation (the “Company”), entered into a Brand Agreement (the “brand contract”) with Alshon Jeffery and Ben and Jeffery Inc., a professional services company affiliated with Alshon Jeffery (together, “Alshon Jeffery”), pursuant to which the Company will acquire a minority interest equal to 13% of the income that Alshon Jeffery receives from and after September 18, 2014, or in the case of income received under his NFL player contract, from and after September 7, 2014, subject to the terms and exceptions specified in such brand contract, contingent upon the Company obtaining financing to pay the $7.94 million purchase price to Alshon Jeffery.

The brand contract is intended to remain in effect indefinitely and, except as set forth below, may be terminated only upon mutual agreement of the Company and Alshon Jeffery. Either party may terminate the brand contract on or after January 31, 2015 if the Company does not obtain the financing necessary to pay the $7.94 million purchase price to Alshon Jeffery. If Alshon Jeffery resigns from his employment as a professional football player in the National Football League (“NFL”) within two years of the date of any such financing for any reason other than a “good reason,” the Company may elect in its sole discretion to terminate the brand contract and Alshon Jeffery will be required to pay to the Company approximately $8.36 million (net of any amounts previously paid to the Company by him pursuant to the brand contract).

“Good reason” means Alshon Jeffery’s resignation from his employment as a professional football player in the NFL for any of the following reasons:

(a)                                 he suffers or sustains a major injury which renders him incapable of performing as a professional football player; or

(b)                                 he suffers or sustains a major injury after the consummation of the offering of a Company tracking stock linked to the value of the brand contract and a qualified medical doctor (depending on the nature of the major injury) advises Alshon Jeffery that as a result thereof he is putting his physical health at substantial risk (i.e., a risk that is substantially greater than simply by virtue of his participation as a professional football player) by continuing to perform as a professional football player.

In addition, the brand contract contains terms, conditions, events of defaults and covenants customary for each of the Company’s brand contracts, including an obligation of the Company to indemnify Alshon Jeffery (and his heirs and assigns) against any third-party lawsuit arising from Alshon Jeffery being a party to the brand contract, including claims relating to (a) any breach of the Company’s representations and warranties in the brand contract, (b) any violation of law by the Company and (c) certain matters in connection with some financing methods the Company may use to obtain financing relating to the brand contract, other than, in each case, those arising out of or relating to any breach of the brand contract by Alshon Jeffery.

A copy of the Company’s press release announcing the foregoing is furnished as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company dated September 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2014

FANTEX, INC.

By:	/s/ Bill Garvey
Name:	Bill Garvey
Title:	Chief Legal Officer and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 18, 2014

Exhibit No.	Description
99.1	Press release of the Company dated September 18, 2014.